EXHIBIT 23.2
                                                                    ------------

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" and to the use of our report dated November 20, 2000, except for note 9, as to which the date is January 6, 2001, with respect to the financial statements of By Referral Only, Inc. in Amendment No. 3 to the Registration Statement (Form SB-2 No. 333-38820) and related Prospectus of Entreport Corporation for the registration of shares of its common stock.



                                        /s/ Ernst & Young LLP

San Diego, California
January 30, 2001